AUTOINFO, INC.
                      Non-Qualified Stock Option Agreement
                                December 6, 1995

     AutoInfo, Inc., a Delaware corporation (the "Company") hereby grants to Robert E. Upton, Jr. (the "Optionee"), a non-qualified stock option to purchase a total of 375,000 shares of the Company's Common Stock, par value $.01 per share, at the price of $3.00 per share on the terms and conditions set forth herein. As used herein, the term "Company" includes any affiliates of the Company.

     1. Exercisability; Term.

     This option shall become effective on the date of grant and shall be exercisable as follows:

        (a) If the net income before income taxes of AutoInfo Finance of Virginia, Inc. ("AFV") as determined by the independent accountants who audit the books of AFV (hereinafter called "Net Income") for 1996 shall equal or exceed the "Target Amount" for 1996 as set forth on Exhibit A hereto, then, thereafter this option shall be exercisable as to 75,000 shares. If the Net Income for 1996 shall be between 75% of the Target Amount (the "Minimum Amount") for 1996 and the Target Amount for 1996, then, thereafter this option shall be exercisable as to that number of shares as shall equal (A) 56,250 plus (B) 18,750 multiplied by a fraction the numerator of which shall be the Net Income for 1996 and the denominator of which shall be the Target Amount for 1996.

        (b) If the Net Income for 1997 shall equal or exceed the Target Amount for 1997, then, thereafter this option shall be exercisable as to 75,000 additional shares. If the


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Net Income for 1997 shall be between the Minimum  Amount for 1997 and the Target
Amount for 1997, then, thereafter this option shall be exercisable as to that additional number of shares as shall be equal to (A) 56,250 plus (B) 18,750 multiplied by a fraction the numerator of which shall be the Net Income for 1997 and the denominator of which shall be the Target Amount for 1997.

        (c) If the Net Income for 1998 shall equal or exceed the Target Amount for 1998, then, thereafter this option shall be exercisable as to 75,000 additional shares. If the Net Income for 1998 shall be between the Minimum Amount for 1998 and the Target Amount for 1998, then, thereafter this option shall be exercisable as to that additional number of shares as shall be equal to
(A) 56,250 plus (B) 18,750 multiplied by a fraction the numerator of which shall be the Net Income for 1998 and the denominator of which shall be the Target Amount for 1998.

        (d) If the Net Income for 1999 shall equal or exceed the Target Amount for 1999, then, thereafter this option shall be exercisable as to 75,000 additional shares. If the Net Income for 1999 shall be between the Minimum Amount for 1999 and the Target Amount for 1999, then, thereafter this option shall (i) be exercisable as to that additional number of shares as shall be equal to (A) 56,250 plus (B) 18,750 multiplied by a fraction the numerator of which shall be the Net Income for 1999 and the denominator of which shall be the Target Amount for 1999.

        (e) If the Net Income for 2000 shall equal or exceed the Target Amount for 2000, then, thereafter this option shall be exercisable as to 75,000 additional shares. If the Net Income for 2000 shall be between the Minimum Amount for 2000 and the Target Amount for 2000, then, thereafter this option shall be exercisable as to that additional number of shares


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as shall be equal to (A) 56,250  plus (B) 18,750  multiplied  by a fraction  the numerator of which shall be the Net Income for 2000 and the denominator of which shall be the Target Amount for 2000.

        (f) This option shall be exercisable with respect to all of the shares covered hereby on and after April 15, 2001.

        (g) This option shall expire ten years from the date hereof (the "Termination Date").

     2. Written Notice of Exercise.

     This option may be exercised only by the delivery to the Secretary or Treasurer of the Company at its principal office within the time specified in paragraph l, of a written notice of exercise substantially in the form described in paragraph 8.

     3. Anti-Dilution Provisions.

        (a) If there is any stock dividend, stock split, or combination of shares of Common Stock of the Company, the number and amount of shares then subject to this option shall be proportionately and appropriately adjusted; no change shall be made in the aggregate purchase price to be paid for all shares subject to this option, but the aggregate purchase price shall be allocated among all shares subject to this option after giving effect to the adjustment.

        (b) If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to this option as the Board of Directors may deem equitable. Failure of the Board of Directors to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.


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

        (c) If the Company is merged into or consolidated with any other corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provisions to be made for the continuance of this option after such event, or for the substitution for this option of an option covering the number and class of securities which the Optionee would have been entitled to receive in such merger or consolidation by virtue of such sale if the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares covered by the unexercised portion of this option, or (ii) the Company shall give to the Optionee written notice of its election not to cause such provision to be made and this option shall become exercisable in full (or, at the election of the Optionee, in part) at any time during a period of 20 days, to be designated by the Company, ending not more than 10 days prior to the effective date of the merger, consolidation or sale, in which case this option shall not be exercisable to any extent after the expiration of such 20-day period. In no event, however, shall this option be exercisable after the Termination Date.

     4. Investment Representation; Legend on Certificates; Special Restriction on Resale.

     The Optionee agrees that until such time as a registration statement under the Securities Act of 1933 becomes effective with respect to this option and/or the stock underlying this option, the Optionee is taking this option and will take the stock underlying this option, for investment and not for resale or distribution. The Company shall have the right to place upon the face of any stock certificate or certificates evidencing shares issuable upon the exercise of this option such legend as the Board of Directors may prescribe for the purpose of preventing disposition of such shares in violation of the Securities Act of 1933, as now or hereafter provided.


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     5. Non-Transferability.

     This option shall not be transferable by the Optionee other than by will or by the laws of descent or distribution, and is exercisable during the lifetime of the Optionee only by the Optionee.

     6. Certain Rights Not Conferred by Option.

     The Optionee shall not, by virtue of holding this option, be entitled to any rights of a stockholder in the Company.

     7. Expenses.

     The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Common Stock of the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.

     8. Exercise of Options.

        (a) This option shall become exercisable, in accordance with its terms.

        (b) An option shall be exercisable by written notice of such exercise, in the form prescribed by the Board of Directors to the Secretary or Treasurer of the Company, at its principal office. The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall be 50 or a multiple thereof) and shall be accompanied by payment in full of the purchase price of such shares. No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board of Directors may deem applicable have been complied with. If a registration statement under the Securities Act of 1933 is not then in effect with respect to the shares issuable upon such exercise, it shall be a condition precedent that the person exercising the option give to the Company a written representation and undertaking, satisfactory in form and substance to the Board of Directors, that he is acquiring the shares for his own account for investment and not with a view to the distribution thereof.


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

        (c) The person exercising an option shall not be considered a record holder of the stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock in the records of the Company.

        (d) This option shall be exercisable only so long as the Optionee shall continue to be an employee of the Company and for thirty (30) days after termination of such employment. If the Optionee shall have been an employee of the Company at the time of his death or permanent disability then this option shall be exercisable by his personal representative or him, as the case may be, for a period ending one year from the date of death or permanent disability. In no event, however, shall this option be exercisable after the Termination Date.

     9. Covenant not to Compete or Otherwise Injure the Company; Work Product.

     The acceptance by the Optionee of this option shall constitute the acceptance of and agreement to all of the terms and conditions contained herein and in the Plan, and shall further constitute a covenant and agreement on the part of the Optionee to the effect that, without any additional compensation:

        (a) The Optionee shall, so long as he is employed by the Company, devote his full business time to the business of the Company, and for a period of 24 months after the termination of his employment with the Company, he will not engage in any competitive activities as herein defined:

     Activities competitive with the activities of the Company shall mean the following:

               (i) Hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any officer, employee or agent of the Company to discontinue his relationship with the Company without the written permission of the Company unless the Optionee clearly establishes that the relationship was initiated by the other party thereto;


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               (ii) Directly or indirectly soliciting, diverting, taking away or attempting to solicit, divert, or take away any business of the Company of which the Optionee has any knowledge during the term of his employment, unless the Optionee clearly establishes that the relationship was initiated by the other party thereto. The term "business" shall mean actual or proposed contracts or arrangements for products or services of the Company and any reasonable extension or continuation of the business of the Company as constituted upon the termination of Optionee's employment.

        (b) The Optionee shall not make or permit to be made, except in pursuance of his duties and for the sole use and account of the Company or its nominees, any copies, abstracts or summaries of any Company reports, papers, documents or programs, whether made by him or by others.

        (c) The Optionee cedes and grants and agrees to cede and grant to the Company, all rights to possession, copying, and title in and to, any Company reports, papers, documents or programs, or copies, abstracts or summaries thereof, in any form, coming into possession of the Optionee during and because of his employment by the Company, whether made or prepared by him or by others.

        (d) The Optionee shall keep confidential and not disclose to others, except as required by his service as an employee or by law, any matter or thing ascertained by him through his association with the Company, not otherwise publicly known, the disclosure of which might possibly be contrary to the best interests of any person, firm or corporation doing business with the Company, or of the Company.

        (e) If any product, invention, discovery, patent, patented item, formula, improvement or process relating to the business of the Company (the "Work Product") is created, conceived, developed and discovered by the Optionee either solely or jointly with others during the period of his service as an employee of the Company, he shall forthwith disclose the same to the Company and does hereby assign to it any and all such Work Product and all of his rights thereto. At any time, whether during the period of service as an employee


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or thereafter, upon request by the Company, Optionee will execute and deliver to the Company an instrument assigning to the Company his entire right, title and interest in and to any or all such Work Product, and applications for letters patent therefor, or reissues thereof; he will execute and deliver application papers for letters patent in any country for any and all such Work Product, as may be required by the Company; he will execute and similarly deliver any and all other papers and do such other acts as may in the opinion of the Company be desirable to more effectively convey to the Company the rights intended hereby to be conveyed; he will aid and assist the Company in the prosecution or defense of any claim or litigation involving any and all of said Work Products; provided, however, that the foregoing services which Optionee agrees to render shall be rendered at no expense to him.

     Notwithstanding anything to the contrary contained in this Section 9, in the event that the Company terminates Upton's employment agreement pursuant to
Section 7(d) of the Employment Agreement of even date herewith (the "Employment Agreement"), then the covenant and agreement contained in subparagraph (a) of this Section 9 shall be modified as provided in Section 8 of the Employment Agreement.

     10. Continued Employment.

         Nothing herein shall be deemed to create any employment agreement or guaranty of continued employment or limit in any way the Company's right to terminate Optionee's employment at any time.

                                        AUTOINFO, INC.



                                        By:/s/ Scott Zecher
                                           --------------------------------

Accepted as of the date
first set forth above.


/s/ Robert E. Upton, Jr.
- ----------------------------------
Optionee


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                          EXHIBIT A


          Year                               Target Amount
          ----                               -------------
          1996                               $  3,983,000
          1997                               $  7,147,000
          1998                               $ 10,462,000
          1999                               $ 14,998,000
          2000                               $ 21,304,000